                                                                    EXHIBIT 4.92

                                                          CLIFFORD CHANCE US LLP

                                                                  CONFORMED COPY

                      MARCONI SOFTWARE INTERNATIONAL, INC.
                                   AS PLEDGOR

                                       AND

                   THE LAW DEBENTURE TRUST CORPORATION p.l.c.,
                                AS SECURED PARTY

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                             STOCK PLEDGE AGREEMENT

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                                TABLE OF CONTENTS

SECTION                                                                                                           PAGE
Section 1.      Definitions.....................................................................................    1

Section 2.      Pledge..........................................................................................    2

Section 3.      Representations and Warranties of Pledgor.......................................................    4

Section 4.      Covenants of Pledgor............................................................................    5

Section 5.      Voting Rights and Certain Payments Prior to Enforcement Event...................................    5

Section 6.      All Payments in Trust...........................................................................    6

Section 7.      Expenses........................................................................................    6

Section 8.      Remedies........................................................................................    7

Section 9.      Suretyship Waivers by Pledgor; Obligations Absolute.............................................   10

Section 10.     Marshalling.....................................................................................   10

Section 11.     Proceeds of Dispositions........................................................................   11

Section 12.     termination.....................................................................................   11

Section 13.     Reinstatement...................................................................................   11

Section 14.     Miscellaneous...................................................................................   11

         STOCK PLEDGE AGREEMENT (this "AGREEMENT") dated as of May 19, 2003, between MARCONI SOFTWARE INTERNATIONAL, INC., a Delaware corporation ("PLEDGOR"), and THE LAW DEBENTURE TRUST CORPORATION p.l.c. ("LAW DEBENTURE"), as Security Trustee (together with any co-trustee, co-agent or other entity appointed pursuant to clause 16 of the STID (as defined below), "SECURED PARTY") under the Security Trust and Intercreditor Deed dated the date hereof and made among Marconi Corporation plc as Issuer; Secured Party; the persons listed in
Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank plc as New Bonding Facility Agent and Escrow Bank; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Part A of Schedule 2 thereto as Intra-Group Creditors; the persons listed in Part B of Schedule 2 thereto as Intra-Group Borrowers; and the persons listed in Schedule 3 thereto as New Bonding Facility Banks (as amended, modified or supplemented from time to time, the "STID"). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the STID.

         WHEREAS, Pledgor has entered into (i) the Guarantee of Senior Notes,
(ii) the Guarantee of Junior Notes and (iii) the Composite Guarantee, each dated the date hereof in favor of Secured Party (collectively, the "GUARANTEES"), pursuant to which Pledgor has agreed to guarantee certain obligations and to secure those obligations and, in connection therewith, inter alia, to execute and deliver to Secured Party a stock pledge agreement in substantially the form hereof;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.        DEFINITIONS.

                  1.01. Definition of Terms Used Herein Generally. Unless otherwise defined herein, terms defined in the STID and used herein have the meanings given to them in the STID. All terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

                  1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "LIEN" shall have the meaning assigned to the term "Security" in the STID.

         "PLEDGED COLLATERAL" shall have the meaning assigned to such term in
Section 2.01.

         "PLEDGED SECURITIES" shall have the meaning assigned to such term in
Section 2.02(b).

         "NYUCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         "SECURED OBLIGATIONS" shall mean all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralized by the Pledgor) at any time of the Pledgor under the Relevant Documents, both actual and contingent and

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                                                                               2

whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:.

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

         (d) any claim as a result of any recovery by the Pledgor of a payment or discharge, or non- allowability, on the grounds of preference,

and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

         "SECURITIES ACT" shall have the meaning assigned to such term in
Section 8.01(d).

         "SECURITY INTERESTS" means the security interests created under this Agreement.

         "STID" shall have the meaning assigned to such term in the preamble of this Agreement.

         "UCC" means the Uniform Commercial Code as in effect in any jurisdiction. References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to Revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.

                  1.03.    Rules of Interpretation.

                           (a) The rules of interpretation specified in clause
1.2 of the STID shall be applicable to this Agreement.

                           (b) "continuing" in relation to an Enforcement Event
shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been waived in writing. For purposes of this clause, "Secured Obligations" shall have the meaning assigned to such term in the STID.

                  1.04. STID. The parties hereto acknowledge that Secured Party, when acting hereunder, shall be acting in accordance with and ---- subject to the terms of the STID.

                  1.05. Conflict. Notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement is subject in all respects to the STID and for the avoidance of doubt, in the event of any inconsistency, the provisions of the STID shall prevail.

         Section 2.        PLEDGE.

                             STOCK PLEDGE AGREEMENT

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                                                                               3

                  2.01. Grant of Security Interest. To secure the payment or performance, as the case may be, in full of the Secured Obligations, whether at stated maturity, by acceleration or otherwise, Pledgor hereby pledges to Secured Party, and grants to Secured Party a first priority Security Interest in, the collateral described in Section 2.02 (collectively, the "PLEDGED COLLATERAL").

                  2.02.    Description of Pledged Collateral.

                           (a) The Pledged Collateral is described as follows
and on any separate schedules at any time furnished by Pledgor to Secured Party (which schedules are hereby deemed part of this Agreement):

                                    (i)      all right, title and interest of
Pledgor as a holder (whether now or in the future) in (x) shares or other equity interests in any corporations, limited liability companies or other entities (including, without limitation, those entities described on Schedule 1) organized under the laws of the United States of America or of any State thereof, or any warrants to purchase or depositary shares or other rights in respect of any such interests, and (y) all shares of stock, certificates, certificated membership interests, instruments or other documents evidencing or representing the same;

                                    (ii)     all right, title and interest of
Pledgor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the collateral listed in clause (i) above, and all monies due or to become due and payable to Pledgor in connection with or related to such collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation);

                                    (iii)    all security entitlements in any
and all of the foregoing; and

                                    (iv)     all proceeds of any and all of the
foregoing, of every kind, and all proceeds of such proceeds.

                           (b) The shares of stock, certificates, certificated
membership interests, instruments or other documents evidencing or representing the foregoing shall be collectively referred to herein as the "PLEDGED SECURITIES".

                           (c) As of the date of this Agreement, the Pledged
Collateral constitutes all of the equity interests of Pledgor in the entities set out on Schedule 1.

                  2.03.    Perfection; Delivery of Certificates, Instruments,
Etc.

                           (a) Pledgor shall deliver to Secured Party or any
appointed Delegate:

                                    (i)      all Pledged Securities and all
other original shares of stock, certificates, certificated membership interests, instruments and other documents evidencing or representing the Pledged Collateral concurrently with the execution and delivery of this Agreement; and

                                    (ii)     the original shares of stock,
certificates, certificated membership interests, instruments or other documents evidencing or representing all Pledged Collateral (other than Pledged Collateral that this Agreement specifically permits Pledgor to retain) within ten (10) Business Days after Pledgor's receipt thereof.

                             STOCK PLEDGE AGREEMENT

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                                                                               4

                           (b) All Pledged Securities that are certificated
securities shall be in bearer form or, if in registered form, shall be endorsed in blank pursuant to a stock power in the form of Exhibit A.

                           (c) With respect to uncertificated Pledged
Collateral, Pledgor shall either (i) cause the issuer to enter into a written agreement or other authenticated record with Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such issuer shall agree, among other things, to comply with instructions from Secured Party as to such securities, without further consent of Pledgor or any nominee of Pledgor, or (ii) arrange, at Secured Party's option, for either Secured Party or an appointed Delegate to become the registered owner of the securities.

                           (d) With respect to Pledged Collateral held or
acquired by Pledgor or its nominee through a securities intermediary, Pledgor shall either (i) cause such securities intermediary to enter into a written agreement or other authenticated record with Secured Party, in form and substance satisfactory to Secured Party, pursuant to which such securities intermediary shall, among other things, agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such Pledged Collateral, without further consent of Pledgor or any nominee of Pledgor, or (ii) arrange, at Secured Party's option, for Secured Party or an appointed Delegate to become the entitlement holder with respect to such Pledged Collateral.

                  2.04. Registration. At any time after an Enforcement Event has occurred, Secured Party (acting on instructions received pursuant to the terms of the STID) may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

                  2.05.    Authorization; Responsibility.

                           (a) Pledgor hereby irrevocably authorizes Secured
Party at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) describe the Pledged Collateral and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including the type of organization of Pledgor and any organization identification number issued to Pledgor. Pledgor agrees to furnish any such information to Secured Party promptly upon request. Pledgor also ratifies its authorization for Secured Party to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. The authorization conferred on Secured Party under this Section 2.05 is solely to protect Secured Party's interest in the Pledged Collateral and shall not impose any duty on Secured Party to act.

                           (b) Clause 14.8 of the STID is hereby incorporated
herein by this reference with the same effect as though set forth in its entirety herein.

         Section 3.        REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

         Pledgor hereby represents and warrants to Secured Party that:

                  3.01.    Description of Pledged Securities. Set forth on
Schedule 1 is a complete and accurate list and description of all the Pledged Securities. All information set forth on Schedule 1 is accurate and complete.

                             STOCK PLEDGE AGREEMENT

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                                                                               5

                  3.02. Nature of Pledged Securities. The Pledged Securities have been duly and validly issued and are fully paid and non-assessable, provided that this Section shall apply only to Pledged Securities representing equity interests in entities that are also Guarantors.

                  3.03. Title to Pledged Collateral. Pledgor is the sole legal and beneficial owner of the Pledged Collateral free and clear of any Liens other than the Security Interests and Liens permitted under the Indentures, provided that this Section shall apply only to Pledged Collateral constituting equity interests in entities that are also Guarantors.

                  3.04.    Omitted.

         Section 4.        COVENANTS OF PLEDGOR.

                  4.01. Pledgor's Name, Legal Status, Locations. Without providing at least thirty (30) days' prior written notice to Secured Party, Pledgor shall not change (a) its name; (b) its type of organization, its jurisdiction of organization or other legal structure; or (c) its place of business or (if it has more than one place of business) its chief executive office or its mailing address.

                  4.02. Pledgor's Organizational Number. Without providing at least thirty (30) days' prior written notice to Secured Party, Pledgor shall not change its organizational identification number if it has one. If Pledgor does not have an organizational identification number and later obtains one, Pledgor shall forthwith notify Secured Party of such organizational identification number.

                  4.03. Title to Collateral. Except for the Security Interest herein granted, Pledgor shall be the owner of the Pledged Collateral free from any Lien, except Liens not expressly prohibited under the Indentures. Notwithstanding the foregoing, Pledgor shall be permitted to sell or otherwise dispose of the Pledged Collateral if and to the extent permitted by the Indentures.

                  4.04. Further Assurances. Pledgor further agrees to take any other action requested by Secured Party to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the Security Interest created or purported to be created by or pursuant to this Agreement in, any and all of the Pledged Collateral or for the exercise of rights and remedies of Secured Party provided by or pursuant to this Agreement or by law including, without limitation, executing, delivering and recording, as applicable, such further instruments and documents and taking such further action as requested by Secured Party.

         Section 5.        VOTING RIGHTS AND CERTAIN PAYMENTS PRIOR TO
ENFORCEMENT EVENT.

                  5.01. Voting Rights and Ordinary Payments Prior to an Enforcement Event. So long as no Enforcement Event shall have occurred and be continuing, Pledgor shall be entitled:

                           (a) to exercise, as it shall think fit, in a manner
that would not create or result in a Default or an Event of Default under the Indentures, the voting power with respect to the Pledged Collateral; and

                           (b) to receive and retain for its own account any and
all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights to the extent such are permitted pursuant to the terms of the Indentures.

                             STOCK PLEDGE AGREEMENT

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                                                                               6

                  5.02. Voting Rights and Ordinary Payments After an Enforcement Event. Upon the occurrence and during the continuance of any Enforcement Event, all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.01(a) hereof and to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that Pledgor would otherwise be authorized to receive and retain pursuant to Section 5.01(b) hereof shall cease, and thereupon Secured Party shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights at any time declared or paid upon any of the Pledged Collateral during such an Enforcement Event and otherwise to act with respect to the Pledged Collateral as outright owner thereof. Pledgor hereby grants Secured Party and each Delegate an irrevocable proxy to exercise all voting powers with respect to the Pledged Securities.

         Section 6. ALL PAYMENTS IN TRUST. All payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that are received by Pledgor contrary to the provisions of Section 5 shall be received and held in trust for the benefit of Secured Party, shall be segregated by Pledgor from other funds of Pledgor and shall be forthwith paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

         Section 7.        EXPENSES.

                           (a) Pledgor shall, from time to time and promptly on
demand by Secured Party reimburse to Secured Party all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by Secured Party (provided that in relation to clause (i) of this Section 7(a), such costs and expenses must be properly incurred) in connection with:

                                    (i)      the execution, release and
discharge of this Agreement and the Security created or intended to be created in respect of the Pledged Collateral and perfection of the Security Interest contemplated in this Agreement or in any such documents or forming part of the Security Interest created or intended to be created in respect of the Pledged Collateral;

                                    (ii)     the actual or contemplated
exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, Secured Party, or any amendment or waiver in respect of this Agreement;

                                    (iii)    the foreclosure of any Pledged
Collateral; and

                                    (iv)     the preservation and/or enforcement
of the Security created or intended to be created in respect of the Pledged Collateral;

the amount of which costs and expenses shall carry interest from the date of such demand until so reimbursed at the rate and on the basis set forth in clause
18.4.1 of the STID.

                           (b) Pledgor shall pay, promptly on demand of Secured
Party all stamp, registration, notarial and other similar Taxes or fees paid or payable by Secured Party in connection with any action taken or contemplated by or on behalf of Secured Party for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under

                             STOCK PLEDGE AGREEMENT

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                                                                               7

the same or the Security Interest created or intended to be created in respect of the Pledged Collateral and shall, from time to time, indemnify Secured Party promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by Pledgor or any delay by Pledgor in paying any such Taxes or fees.

         Section 8.        REMEDIES.

                  8.01.    Disposition Upon Enforcement Event and Related
Provisions.

                           (a) Upon the occurrence and during the continuance of
any Enforcement Event, the Security Interests shall be immediately enforceable and the Secured Party (acting on instructions received pursuant to the terms of the STID) may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein, in the STID or otherwise available to Secured Party, all rights of voting, exercise and conversion with respect to the Pledged Collateral and all of the rights and remedies of a secured party on default under the NYUCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Secured Party may grant options.

                           (b) If any of the Pledged Collateral is sold by
Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Secured Party may resell such Pledged Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment therefor has actually been received by Secured Party.

                           (c) Secured Party may purchase or sell any Pledged
Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, Secured Party may purchase or sell such Pledged Collateral at private sale, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

                           (d) Pledgor recognizes that Secured Party may be
unable to effect a public sale of all or part of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "SECURITIES ACT"), or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such Pledged Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the

                             STOCK PLEDGE AGREEMENT

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                                                                               8

Securities Act. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                           (e) No demand, advertisement or notice, all of which
are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise Secured Party shall give Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor agrees is commercially reasonable.

                           (f) Secured Party shall not be obligated to make any
sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

                           (g) The remedies provided herein in favor of Secured
Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Secured Party existing at law or in equity.

                           (h) To the extent that applicable law imposes duties
on Secured Party to exercise remedies in a commercially reasonable manner, Pledgor acknowledges and agrees that it is not commercially unreasonable for Secured Party (i) to advertise dispositions of Pledged Collateral through publications or media of general circulation; (ii) to contact other persons, whether or not in the same business as Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral; (iii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral; (iv) to dispose of Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (v) to disclaim disposition warranties, or (vi) to the extent deemed appropriate by Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist Secured Party in the disposition of any of the Pledged Collateral. Pledgor acknowledges that the purpose of this clause (h) is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party's exercise of remedies against the Pledged Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (h). Without limiting the foregoing, nothing contained in this clause (h) shall be construed to grant any rights to Pledgor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this clause (h).

                  8.02.    Secured Party Appointed Attorney-in-Fact

                           (a) To effectuate the terms and provisions hereof,
Pledgor hereby appoints Secured Party as Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Secured Party from time to time in Secured Party's reasonable discretion may deem necessary or advisable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Secured Party shall, from and after the

                             STOCK PLEDGE AGREEMENT

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                                                                               9

occurrence and during the continuance of an Enforcement Event, at the expense of Pledgor, have the right and power to:

                                    (i)      receive, endorse and collect all
checks and other orders for the payment of money made payable to Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

                                    (ii)     execute endorsements, assignments
or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral;

                                    (iii)    exercise all rights of Pledgor as
owner of the Pledged Collateral including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings necessary or advisable to exercise all rights and privileges of (or on behalf of) the owner of the Pledged Collateral, including, without limitation, all voting rights with respect to the Pledged Securities;

                                    (iv)     ask, demand, collect, sue for,
recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                                    (v)      file any claims or take any action
or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral; and

                                    (vi)     generally to sell, transfer,
pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral.

                           (b) Pledgor hereby ratifies and approves all acts of
Secured Party made or taken pursuant to this Section 8.02. Neither Secured Party nor any person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except such as may result from Secured Party's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

                  8.03.    Secured Party's Duties of Reasonable Care

                           (a) Secured Party's sole duty with respect to the
custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account.

                           (b) Pledgor waives any restriction or obligation
imposed on Secured Party under Sections 9-207(c)(1) and 9-207(c)(2) of the NYUCC.

                             STOCK PLEDGE AGREEMENT

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                  8.04.    Indemnification. Clause 19 of the STID is hereby
incorporated herein by this reference with the same effect as though set forth in its entirety herein, as if Pledgor were "Issuer" under such clause.

                  8.05. Prior Recourse. Secured Party's prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.

                  8.06. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform or cause performance of such agreement, and the expenses of Secured Party incurred in connection therewith shall be treated as provided in Section 7 hereof.

         Section 9.        SURETYSHIP WAIVERS BY PLEDGOR; OBLIGATIONS ABSOLUTE.

                           (a) Pledgor waives demand, notice, protest, notice of
acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 8.03.

                           (b) All rights of Secured Party hereunder, the
Security Interests and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the STID, any other Relevant Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the STID, any other Relevant Document, or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any of the Secured Obligations or of any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Secured Obligations or this Agreement.

         Section 10. MARSHALLING. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Pledgor hereby agrees that it shall not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

                             STOCK PLEDGE AGREEMENT

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                                                                              11

         Section 11. PROCEEDS OF DISPOSITIONS. After deducting all expenses payable to Secured Party, including, without limitation, pursuant to
Section 7, and after making any payments required by Sections 9-608(a)(1)(A) or 9-615(a)(1) of the NYUCC, the residue of any proceeds of collection or sale of the Secured Obligations or Pledged Collateral shall, to the extent actually received in cash, be applied to the payment of the remaining Secured Obligations in such order or preference as is provided in the STID, proper allowance and provision being made for any Secured Obligations not then due or held as additional Pledged Collateral. Pledgor shall remain liable for any deficiency in the payment of the Secured Obligations.

         Section 12. TERMINATION. Secured Party shall, at the cost of Pledgor, release the Lien and cancel the security constituted by this Agreement and procure the reassignment (to the extent necessary) to Pledgor of the Pledged Collateral in accordance with the terms and subject to the conditions and circumstances set out in clause 5.3 and clause 5.4 of the STID and without recourse to, or any representations or warranty by, Secured Party or any of its nominees.

         Section 13. REINSTATEMENT. The obligations of Pledgor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or any other obligor or otherwise, all as though such payment had not been made.

         Section 14.       MISCELLANEOUS.

                  14.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner and to the address, and deemed received, as provided for in clause 20 of the STID.

                  14.02. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (WHICH PRINCIPLES SHALL BE DEEMED TO EXCLUDE
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon Pledgor by mail at the address set forth below its name on the signature pages hereof. Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

                  14.03. WAIVER OF JURY TRIAL, ETC. PLEDGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR

                             STOCK PLEDGE AGREEMENT

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                                                                              12

THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Pledgor certifies that neither Secured Party nor any representative, agent or attorney of Secured Party has represented, expressly or otherwise, that Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and acknowledges that, in entering into the STID and the other Relevant Documents to which Secured Party is a party, Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 14.03.

                  14.04. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which shall collectively and separately constitute one and the same agreement.

                  14.05. Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

                  14.06. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

                  14.07. Survival of Agreement. All covenants, agreements, representations and warranties made by Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Secured Party and shall survive the execution and delivery of the Indentures and the other Relevant Documents, regardless of any investigation made by Secured Party, and shall continue in full force and effect until this Agreement shall terminate (or thereafter to the extent provided herein).

                  14.08. Matters Relating to Secured Party. Each of Clauses 14, 15, 16, 18 and 19 of the STID is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein.

                  14.09. Binding Effect; Several Agreement. This Agreement is binding upon Pledgor and Secured Party and their respective successors and permitted assigns, and shall inure to the benefit of Pledgor, Secured Party and their respective successors and permitted assigns, except that Pledgor shall have no right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indentures. Secured Party may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the STID, and Secured Party shall be entitled to disclose such information concerning the Pledgor and this Agreement as the Secured Party considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.

                  14.10.   Waivers; Amendment.

                           (a) No failure or delay of Secured Party in
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any

                             STOCK PLEDGE AGREEMENT

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                                                                              13

other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under the STID are cumulative and are not exclusive of any rights or remedies that Secured Party would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

                           (b) Neither this Agreement nor any provision hereof
may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Secured Party and Pledgor, subject to any consent required in accordance with the STID.

                  14.11.   Omitted.

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                             STOCK PLEDGE AGREEMENT

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                                                                              14

IN WITNESS WHEREOF, intending to be legally bound, Pledgor has caused this Stock Pledge Agreement to be duly executed as of the date first above written.

MARCONI SOFTWARE INTERNATIONAL, INC.

By: __________________________________
    Name: T.C.R SHEPHERD
    Title: AUTHORISED SIGNATORY

Address for New York service of process:

Marconi Electronic Systems Holdings Inc.
c/o Marconi Communications, Inc.
333 Pierce Road - Suite 370
Itasca, Illinois 60143 USA
Attention: Patricia Hoffman
Telecopier No.: (630) 285-1514

ACCEPTED AND AGREED:

THE LAW DEBENTURE TRUST CORPORATION p.l.c.
as Secured Party

By: __________________________________
    Name: R.D RANCE
    Title: DIRECTOR

                             STOCK PLEDGE AGREEMENT

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                                                                              15

                                                                   SCHEDULE 1 TO
                                                          STOCK PLEDGE AGREEMENT


                   LIST AND DESCRIPTION OF PLEDGED SECURITIES

                             STOCK PLEDGE AGREEMENT

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                                                                              16

                      MARCONI SOFTWARE INTERNATIONAL, INC.

Description of Pledged Securities:

                                                                             Percentage
          Issuer                          Class    Certificate     Number     of total
         of Stock                       of Stock     Numbers     of Shares     shares
---------------------------             --------   -----------   ---------   ----------
Metapath Software International, Inc.    Common        11           100         100

Exact Name of Pledgor: Marconi Software International, Inc.

Pledgor is a corporation.

Pledgor is organized under the laws of Delaware.

Pledgor's organizational identification number: 3225164

Mailing address of Pledgor:
c/o Marconi Communications, Inc.
333 Pierce Road - Suite 370
Itasca, IL 60143

CHECK AND COMPLETE ONE OF THE FOLLOWING:

[X]      Pledgor's place of business is the same as its mailing address.

[ ]      Pledgor's place of business is different from its mailing address, and the address of Pledgor's place of business is as follows:

CHECK AND COMPLETE ONE OF THE FOLLOWING:

[X]      Pledgor has only one place of business.

[ ]      Pledgor's has more than one place of business, and the address of
Pledgor's chief executive office is as follows:

                             STOCK PLEDGE AGREEMENT

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                                                                              17

                                                                    EXHIBIT A TO
                                                          STOCK PLEDGE AGREEMENT

                               FORM OF STOCK POWER

                                   STOCK POWER

FOR VALUE RECEIVED, [transferring shareholder] hereby sells, assigns and transfers unto ______________________________________________________________(1)
[number] shares of the Common Stock, par value $[ ] per share, of [Name of Issuer], a [jurisdiction] corporation (the "Corporation") standing in the name of ____________________________ on the books of the Corporation represented by Certificate(s) No. ___________ herewith and does hereby irrevocably constitute and appoint ___________________________________ as attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated: ____________________________

                                             By: _______________________________

----------------------------
1 When this executed stock power is delivered in connection with the notice described in Section 5, neither the name of the transferee, the name of the attorney nor the date should be filled in. Only the number of shares of the Common Stock, the par value, the name of the Issuer, its jurisdiction and the certificate number(s) should be filled in, and the stock power should be signed by someone with signing authority for the transaction.

                             STOCK PLEDGE AGREEMENT